EXHIBIT10.2

SECURITY AGREEMENT

By this Security Agreement (this “Agreement”), dated as of November 28, 2018 (the “Effective Date”), Body and Mind Inc. (the “Secured Party”) and Green Light District Holdings, Inc. (the “Debtor”) in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, represent, warrant, covenant and agree as follows.

ARTICLE I

RECITALS AND DEFINITIONS

1.01 Note. Debtor and Secured Party are parties to that certain Note dated of November 28, 2018 (as amended, modified, supplemented, restated, replaced or extended, the “Note”). It was a condition to Secured Party lending the funds referenced in the Note that the Debtor execute and deliver this Security Agreement to the Secured Party.

1.02 Definitions. Certain terms used herein shall have the meaning ascribed to such terms as set forth in Schedule 1 attached hereto.

1.03 Rules of Construction. Section headings are used for convenience only and shall have no interpretative effect or impact. All the defined terms, if defined in the singular or present tense, shall retain such specified meaning if used in the plural or past tense, and if defined in the plural or past tense, shall retain the specified meaning if used in the singular or present tense. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

1.04 Uniform Commercial Code. Capitalized terms not defined in this Agreement shall have the meanings ascribed to them by the Uniform Commercial Code in the State of Nevada (the “UCC”). All accounting terms used herein without definition shall have the meanings assigned to them as determined by generally accepted accounting principles.

ARTICLE II

AGREEMENT

2.01 Security Interest. As security for the prompt and complete payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, Debtor hereby assigns, pledges and grants to Secured Party a lien on and continuing security interest in, assignment and pledge of and charge over, the Collateral.

2.02 Care of Collateral. Secured Party shall have no liability or duty on account of loss of or damage to the Collateral, to collect any income accruing on the Collateral, or to preserve rights against parties with prior interests in the Collateral. Debtor is responsible for responding to notices concerning the Collateral. While Secured Party is not required to take any actions with respect to the Collateral, if action is needed, in Secured Party’s sole discretion, to preserve and maintain the Collateral, Debtor authorizes Secured Party to take such actions.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Secured Party to enter into this Agreement, Debtor hereby represents and warrants to Secured Party that:

3.01 State of Incorporation, Legal Name and Identification Number. Debtor’s name as it appears in official filings in the state of organization, the type of entity of Debtor, organizational identification number issued by Debtor’s state of organization or a statement that no such number has been issued, Debtor’s state of organization, the location of Debtor’s chief executive office, principal place of business, and the locations of its books and records concerning the Collateral are set forth on Schedule 1 hereto.

3.02 Good Standing. Debtor is a corporation duly incorporated, legally existing and in good standing under the laws of its jurisdiction, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which it does business.

3.03 Authority. Debtor has full power and authority to enter into this Agreement, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate action, and no consent or approval of any Person which has not been obtained is required as a condition to the validity or enforceability hereof or thereof. All books and records pertaining to the Collateral are located at the Business Premises and Debtor will not change the location of such books and records without the prior written consent of Secured Party, which consent shall not be unreasonably withheld.

3.04 Binding Agreements. This Agreement has been duly and properly executed by Debtor, constitutes the valid and legally binding obligation of Debtor and is fully enforceable against Debtor in accordance with its terms, subject only to laws affecting the rights of creditors generally and application of general principles of equity.

3.05 No Conflicting Agreements. The execution, delivery and performance by Debtor of this Agreement will not violate (i) any provision of applicable Governmental Requirements or any order, rule or regulation of any Governmental Authority; (ii) any award of any arbitrator; (iii) the articles of incorporation or bylaws of Debtor, or similar documents; or (iv) any indenture, contract, agreement, mortgage, deed of trust or other document or instrument by which Debtor is bound.

3.06 Litigation. There are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending or, to the knowledge of Debtor, threatened against or affecting Debtor or any property of Debtor, which could reasonably be expected to have a Material Adverse Effect, and Debtor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or any Governmental Authority, which could reasonably be expected to have a Material Adverse Effect.

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3.07 Title to Properties. Debtor is the legal and beneficial owner of all of the Collateral, free and clear of all Liens other than Permitted Liens. No financing statement or similar document or instrument covering any of the Collateral is on file in any public office or land or financing records except for financing statements in favor of Secured Party and financing statements relating to Permitted Liens.

3.08 Valid Security Interest. This Agreement creates, in favor of Secured Party, a valid security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations. Upon the making of the filings described in Section 8.01 and the filing of any continuation statements required by the UCC, Secured Party will have as security for the Obligations a valid and perfected first priority Lien on all the Collateral which may be perfected by filing UCC financing statements, free of all other Liens, claims and rights of third parties, except for Permitted Liens. Except for the filing of the UCC financing statements referred to above, no action is necessary, and no additional approval of any third party is required, to create, perfect or protect the security interests created in the Collateral.

3.09 Licenses and Permits. Debtor has duly obtained and now holds all material licenses, permits, certifications, approvals and the like required by Governmental Requirements or necessary to conduct its business, and each remains valid and in full force and effect.

3.10 Commercial Purpose. This Agreement and the transactions contemplated by the Loan Documents do not constitute a “consumer transaction” as defined in the Uniform Commercial Code. None of the Collateral was or will be purchased or held primarily for personal, family or household purposes.

3.11 Patents, Trademarks, etc. Debtor owns, possesses or has the right to use all patents, patent rights, licenses, trademarks, trade names, trade name rights, copyrights and franchises related to the Collateral and necessary to conduct its business, without any known conflict with the right of any other person.

3.12 Survival. All representations and warranties contained in or made in connection with this Agreement and the other Loan Documents shall survive the execution and delivery of this Agreement.

ARTICLE IV

AFFIRMATIVE COVENANTS

Debtor covenants and agrees with Secured Party that, until the security interest created herein is discharged pursuant to Section 7.14, Debtor will perform and fulfill each of the following:

3.01 Existence, Continuation of Business and Compliance with Laws. Maintain its existence as a corporation in good standing; continue its business operations as now being conducted; and comply with all Governmental Requirements applicable to it, its business and its operations.

4.02 Extraordinary Loss. Promptly notify Secured Party in writing of any event causing extraordinary loss or depreciation of the value of Debtor’s assets.

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4.03 Conferences with Officers and Others. At all times, permit Secured Party, its agents, advisors and representatives to (a) access all of Debtor’s properties, (b) discuss Debtor’s business with any officers and employees of Debtor, and (c) review and inspect the Collateral.

4.04 Maintenance. Use, operate and maintain the Collateral in accordance with good industry practice and in compliance with all Governmental Requirements.

4.05 Defend Collateral. Except for Permitted Liens, maintain the Liens and security interests provided for hereunder as valid and perfected first priority Liens and security interests in the Collateral in favor of Secured Party until this Agreement and the security interests hereunder shall be terminated pursuant to Section 7.14 hereof. Debtor hereby agrees to: (a) use commercially reasonable efforts to defend the Collateral against the claims of all Persons and entities; and (b) safeguard and protect all Collateral for the account of Secured Party.

4.06 Further Assurances and Corrective Instruments. Promptly make, execute, acknowledge and deliver, all such additional instruments and to take such further acts as Secured Party may reasonably request to: (a) protect, maintain and preserve the Collateral and Secured Party’s security interest in the Collateral; and (b) protect, vest in and assure to Secured Party its rights or remedies hereunder and the perfection and priority of its rights herein, including in necessary, without limitation, placing legends on Collateral or on books and records pertaining to Collateral stating that Secured Party has a security interest therein.

4.07 Loan Documents. Debtor will perform and fulfill each of the covenants in the Loan Documents that is applicable to Debtor.

ARTICLE V

NEGATIVE COVENANTS

Debtor covenants and agrees with Secured Party that, until the security interest created herein is discharged pursuant to Section 7.14, Debtor will not, without Secured Party’s prior written consent, or except as otherwise permitted by the Loan Documents:

5.01 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon any of Debtor’s properties or assets, now or hereafter owned by Debtor, other than Permitted Liens;

5.02 Sale of Assets; Acquisitions. Sell, assign, transfer, convey or lease any interest in the Collateral outside of the ordinary course of business, or purchase or otherwise acquire all or substantially all of the assets of any other Person, or any shares of stock of or similar interest in, any other Person or Persons, or purchase or otherwise acquire any other assets outside the ordinary course of business or as otherwise permitted under the Loan Documents;

5.03 Change of Name or Structure. Change the name, organizational structure, jurisdiction of organization, chief executive office or address of Debtor; or

5.04 Financing Statements. File, or allow to be filed, any financing statement or amendment or termination statement with respect to any financing statement filed in favor of Secured Party without the prior written consent of Secured Party, subject to such Debtor’s rights under Section 9-509(d)(2) of the UCC.

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ARTICLE VI

EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

6.01 Occurrence of an Event of Default. An “Event of Default” under any other Loan Document.

6.02 Security Interest. This Agreement or any other security agreement, pledge, or other similar document, agreement or instrument granting a security interest in, pledge of or charge over the assets of Debtor in favor of Secured Party, after delivery thereof shall, for any reason except to the extent permitted by the terms thereof, cease to create a valid and perfected Lien on any of the assets and collateral purported to be covered thereby, or Debtor shall so state in writing or Debtor or any other Person shall take or agree to take any action threatening the validity, perfection or priority of any such security interest.

6.03 Attachment by Creditors. Any assets of Debtor shall be attached, levied upon, seized or repossessed, or come into the possession of a trustee, receiver or other custodian and a determination by Secured Party, in good faith but in its sole discretion, that the same could reasonably be expected to have a Material Adverse Effect.

6.04 Other Default. Debtor fails to comply with or to perform any other term, obligation, covenant, or condition contained in any other agreement between Debtor and Secured Party.

ARTICLE VII

RIGHTS AND REMEDIES

7.01 Rights and Remedies of Secured Party. Upon and after the occurrence and during the continuance of an Event of Default, Secured Party may, without notice or demand, exercise in any jurisdiction the following rights and remedies, in addition to the rights and remedies available under the other Loan Documents or at law or in equity, all such rights and remedies being available to Secured Party and being cumulative:

(a)	Declare all Obligations to be immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

(b)	Institute any proceeding or proceedings to enforce the Obligations and any Liens of Secured Party.

(c)	Take possession of the Collateral, and enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, Debtor HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require Debtor, at Debtor’s expense, to assemble and deliver the Collateral to such place or places as Secured Party may designate.

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(d)	Operate, manage and control the Collateral, or permit the Collateral or any portion thereof to remain idle or store the same, and collect all revenues therefrom and sell or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as Secured Party, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable Governmental Requirements.

(e)	Enforce Debtor’s rights against account debtors and other Obligors.

(f)	Without notice to Debtor, any such notice being expressly waived by Debtor, to set-off and appropriate and apply any and all deposits, and any other indebtedness or claims at any time held or owing by Secured Party on account of Debtor, against the Obligations, as Secured Party may elect in its sole discretion, although such obligations, liabilities and claims may be contingent or unmatured. Secured Party shall notify Debtor of any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Secured Party to set-off and appropriate are in addition to the other rights and remedies which Secured Party may have hereunder, under any other Loan Document, or at law or in equity.

(g)	To enforce Debtor’s rights against account debtors and other parties obligated on Collateral, including, but not limited to, the right to: (i) notify any or all account debtors and other parties obligated on Collateral to make payments directly to Secured Party, and to take any or all action with respect to Collateral as Secured Party shall determine in its sole discretion, including, without limitation, the right to demand, sue for and receive any money or property at any time due, on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof; and (ii) require Debtor hold in trust for Secured Party and transmit to Secured Party, all items of payment constituting Collateral or proceeds of Collateral.

7.02 Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place, stead, and name of Debtor, in the discretion of Secured Party, upon the occurrence and during the continuation of any Event of Default, for the purpose of carrying out and implementing the terms of this Agreement and each other Loan Document, to take any and all necessary or appropriate action and to execute and deliver any and all documents and instruments which may be necessary or appropriate to accomplish the purposes of this Agreement and, hereby gives Secured Party the power and right, on behalf of Debtor, without notice to or assent by Debtor, to do the following:

(a)	to ask, demand, collect, and receive any and all moneys due and to become due under any Collateral; to execute proofs of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim and loss; or to take any other action or proceeding deemed appropriate by Secured Party for the purpose of collecting and to file any claim or to take any other action or proceeding;

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(b)	to pay or discharge claims, charges or liens levied or placed on or threatened against the Collateral (other than the Permitted Liens);

(c)	to direct any party liable for any payment under any of the Collateral to make payment directly to Secured Party or as Secured Party shall direct, and to receive payments in respect of or arising out of any Collateral;

(d)	to adjust and compromise any claims under insurance policies;

(e)	to sign and indorse any invoices, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral;

(f)	to commence and prosecute, defend, settle, compromise, or adjust any suits, actions or proceedings to related to the Collateral and to enforce any other right in respect of any Collateral;

(g)	generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof;

(h)	to communicate in its own name with any party to any agreement with regard to the assignment hereunder of the right, title and interest of Debtor in and under the agreements and other matters relating thereto;

(i)	to undertake at Secured Party’s option, at any time, and at Debtor’s expense, all acts and things which Secured Party deems necessary or advisable, in its sole discretion, to carry out and enforce this Agreement, all as fully and effectively as Debtor might do; and

All acts of said attorney or designee are hereby ratified and approved by Debtor and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law, except in the case of gross negligence or willful misconduct. This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed and until the security interest created herein is discharged pursuant to Section 8.14.

6.03 Notice of Disposition of Collateral and Disclaimer of Warranties. It is mutually agreed that commercial reasonableness and good faith require Secured Party to give Debtor no more than five (5) business days prior written notice of the time and place of any public or private disposition of Collateral, and that it is commercially reasonable for Secured Party to disclaim all warranties which arise with respect to the disposition of the Collateral.

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7.04 Reinstatement. To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, set aside, or required to be repaid to any Person by any Governmental Requirement, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received.

ARTICLE VIII

MISCELLANEOUS

8.01 Financing Statements. Debtor authorizes Secured Party to file financing statements, continuation statements, amendments, and other similar documents and instruments covering the Collateral and containing such legends as Secured Party shall deem necessary or desirable to perfect or protect Secured Party’s interest in the Collateral, including financing statements as indicate or describe the Collateral as “all assets” or “all personal property.” Debtor agrees to pay all taxes, fees and costs (including reasonable attorneys’ fees) paid or incurred by Secured Party in connection with the preparation, filing or recordation thereof. Debtor authorizes Secured Party to file to file a photocopy of this Agreement in substitution for a financing statement, as Secured Party may deem appropriate, and to execute in Debtor’s name such financing statements and amendments thereto and continuation statements which may require Debtor’s signature. Debtor waives receipt of any such financing statements that are registered by Secured Party and any confirmation of registration.

8.02 Performance for Debtor. Debtor agrees and hereby authorizes that Secured Party may, in Secured Party’s sole discretion, but is not obligated to, advance funds on behalf of Debtor, without prior notice to Debtor, in order to insure Debtor’s compliance with any covenant, warranty, representation or agreement of Debtor made in or pursuant to this Agreement or any of the Loan Documents. Debtor shall pay to Secured Party upon demand all such advances made by Secured Party. All such advances shall be deemed to be included in the Obligations and secured by the security interest granted Secured Party hereunder.

8.03 Expenses. In any Event of Default, Debtor shall pay all costs and expenses of Secured Party, including without limitation, attorneys’ fees, incurred in connection with the enforcement and administration of this Security Agreement, and the making and repayment of the Obligations.

8.04 Applications of Payments and Collateral. Except as may be otherwise specifically provided in the Loan Documents, all Collateral and proceeds of Collateral coming into Secured Party’s possession after the occurrence of an Event of Default and all payments made by Debtor may be applied by Secured Party to any of the Obligations, as Secured Party shall determine in its sole but reasonable discretion.

8.05 Waivers by Secured Party. Neither any failure nor any delay on the part of Secured Party in exercising any right, power or remedy shall operate as a waiver thereof.

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8.06 Waivers by Debtor. Debtor hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of Debtor against Secured Party on account of actions taken or not taken by Secured Party in the exercise of Secured Party’s rights or remedies; (c) all claims of Debtor for failure of Secured Party to comply with any requirement of applicable law relating to enforcement of Secured Party’s rights or remedies; (d) all rights of redemption of Debtor with respect to the Collateral; (e) in the event Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions; (g) any and all other notices or demands which by applicable law must be given to or made upon Debtor by Secured Party; (h) settlement, compromise or release of the obligations of any one or more Persons primarily or secondarily liable upon any of the Obligations; (i) all rights of Debtor to demand that Secured Party release account debtors from further obligation to Secured Party; and (j) substitution, impairment, exchange or release of any Collateral for any of the Obligations. Debtor agrees that Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Loan Documents and under applicable Governmental Requirements, from time to time, in any order, alternatively, successively or concurrently, without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

8.07 Modifications. No modification, amendment or waiver of any provision of the Loan Documents, shall be effective unless the same shall be in writing signed by both parties.

8.08 Notices. All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing by personal delivery, U.S. Mail (certified mail, return receipt requested), or by email and U.S. Mail (certified mail, return receipt requested), at the addresses set forth below:

If to Debtor:	Green Light District Holdings, Inc. 3411 East Anaheim Street Long Beach, CA 90804 Email: David@Showgrow.com

If to Secured Party:	Body and Mind Inc. 750 – 1095 West Pender Street Vancouver, BC V6E 2M6 Attn: Leonard Clough Email: Len@altuscapital.ca

All notices shall be deemed given upon receipt. Any party from time to time may change such party’s address or other information for the purpose of notices to that party by giving notice specifying such change to the other party

8.09 Survival; Successors and Assigns. All covenants, agreements, representations and warranties made herein shall continue in full force and effect until the security interest created herein is discharged pursuant to Section 8.14, and shall be binding on the successors and assigns of each party. All covenants, agreements, representations and warranties by Debtor shall inure to the benefit of Secured Party, its successors and assigns. Debtor may not assign this Agreement or any of its rights hereunder without the prior written consent of Secured Party.

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8.10 Applicable Law and Consent to Jurisdiction. This Agreement, and the application or interpretation hereof, shall be governed exclusively by the terms of this Agreement and by the Laws of the State of Nevada. The Parties irrevocably submit to the nonexclusive jurisdiction and venue of the State and Federal courts located in Clark County, Nevada in any action or proceeding arising out of this Agreement.

8.11 Severability. If any term, provision or condition, or any part thereof, of this Agreement or any of the Loan Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement and the Loan Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

8.12 Merger and Integration. This Agreement contains the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

8.13 Counterparts; Facsimile and Electronic Signatures. This Security Agreement may be executed in any number of counterparts confirmed by signatures transmitted by facsimile or e-mail, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.14 Discharge. Upon: (a) the complete and irrevocable payment and performance in full of the Obligations (other than contingent Obligations for which no claim has been made); (b) the termination and discharge of the Loan Documents; and (c) such time as there exists no commitment by Secured Party which could give rise to any Obligations (other than contingent Obligations for which no claim has been made), this Agreement shall be terminated, the security interest in the Collateral shall be released, and Secured Party shall execute and deliver such releases and discharges of the security interests created hereby as Debtor may reasonably request in writing, the cost and expense of which shall be paid by Debtor.

8.15 Indemnity. Debtor agrees to pay, indemnify and save and hold harmless Secured Party and each of its directors, officers, partners, managers, members, shareholders, employees, agents, affiliates and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, penalties, liabilities, judgments, suits, proceedings, taxes, costs and expenses (including, without limitation, fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment of the Obligations or any Loan Document) be imposed on, incurred by or asserted against any such Indemnified Party, in any way relating to, in connection with or arising out of this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby and any claim, investigation, subpoena, litigation, proceeding or otherwise related to or arising out of this Agreement or any other Loan Document or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs or expenses incurred by reason of the gross negligence or willful misconduct of any Indemnified Party). The obligations of Debtor under this paragraph shall survive the payment in full of the Loan Agreement and the other Loan Documents and the termination or release of this Agreement.

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8.16 Rights Absolute. All rights of Secured Party and the pledge, assignment, charge and security interest hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, irrespective of:

(a)	any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

(b)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Obligations;

(c)	any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, surety or support agreement for all or any of the Obligations;

(d)	any manner of application of collateral or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any principal, guarantor or surety;

(e)	any change, restructuring or termination of the corporate or company structure or existence of Debtor or any affiliate thereof; and

(f)	any other circumstance that might otherwise constitute a defense available to, or a discharge of, Debtor or any affiliate of Debtor, any other Person liable for the Obligations or a third party guarantor or grantor of a security interest.

8.17 Headings. The headings and sub‑headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Security Agreement as of the date first above written.

DEBTOR:

Green Light District Holdings, Inc.,
a Delaware corporation

By:	/s/ David Barakett
Name:	David Barakett
Title:	CEO

SECURED PARTY:

Body and Mind Inc.

By:	/s/ Leonard Clough
Name:	Leonard Clough
Title:	CEO

SCHEDULE 1

TO SECURITY AGREEMENT

“Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time.

“Business Premises” means Debtor’s chief executive office as indicated on Schedule 1 attached hereto.

“Collateral” means all of Debtor’s right, title and interest, whether now owned or existing or hereinafter acquired or arising, and wheresoever located, in, to, and under, the property owned by Debtor, which property is further described as (i) assets, goods, personal property and real property of Debtor; (ii) Accounts; (iii) General Intangibles; (iv) Documents; (v) Instruments; (vi) Inventory; (vii) Equipment, appliances, materials, supplies inventory, furnishings, fixtures and other property used or usable in connection with Debtor (viii) all Distributions; (ix) copyrights, patents, trademarks and intellectual property licenses; (x) books and records pertaining to any Collateral; (xi) money and property of any kind from time to time in the possession or under the control of Debtor; and (xii) any licenses.

Notwithstanding the foregoing, “Collateral” shall not include “Excluded Assets” (as defined below) until such time as the prohibitions causing such property to be Excluded Assets have terminated (howsoever occurring); upon the termination of such prohibitions, Secured Party will be deemed to automatically have and at all times from and after the date hereof to have had, without the taking of any action or delivery of any instrument, a security interest in such Excluded Assets, and Debtor agrees to take all actions necessary in the reasonable judgment of Secured Party, if any, to perfect such security interest.

“Loan Documents” shall mean this Agreement, the Note, and all other documents related thereto.

“Event of Default” means any of the events described in Article VI hereof.

“Excluded Assets” means any contract, agreement, permit or license (together with the Equipment, Fixtures or Goods subject to any such contract, agreement, permit or license) to the extent that Debtor is validly prohibited from granting a security interest in such contract, agreement, permit or license (and the Equipment, Fixtures or Goods subject thereto) pursuant to the terms thereof, but only to the extent that such prohibition is not invalidated under the UCC.

“Governmental Authority” means any domestic or foreign nation or government, any state, provincial, territorial, divisional, county, regional, municipal, city or other political subdivision thereof, any native, tribal or aboriginal government, corporation, association or other entity, any court, tribunal, arbitrator, agency, department, commission, board, bureau, regulatory authority or other entity or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or Governmental Requirements or the management or administration of real property interests, and any securities exchange or securities regulatory authority.

“Governmental Requirement” means all laws, statutes, rules, regulations, codes, ordinances, zoning and land use restrictions, treaties, promulgations, plans, injunctions, judgments, orders, decrees, rulings, permits, licenses and authorizations issued by a Governmental Authority.

“Indebtedness” shall include all items which would properly be included in the liability section of a balance sheet or in a footnote to a financial statement in accordance with shall mean generally accepted accounting principles in the United States of America in effect from time to time, and shall also include all contingent liabilities.

“Lien” means any mortgage, deed of trust, debenture, indenture, pledge, charge, hypothecation, assignment for security purposes, deposit arrangement, control arrangement, preferential right, option, production payment, royalty, encumbrance, financing statement, lien (statutory or otherwise), right of set-off, claim or charge of any kind, or other security interest or collateral arrangement or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention transaction, any lease transaction in the nature thereof and any secured transaction under the Uniform Commercial Code of any jurisdiction.

“Material Adverse Effect” means: (a) a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Debtor; (b) a material impairment of Debtor’s ability to perform their obligations under the Loan Documents to which they are parties or of the Secured Party’s ability to enforce the Obligations.

“Obligations” shall mean the any obligation of Debtor under the Note.

“Obligor” shall mean individually and collectively, Debtor and each endorser, guarantor and surety of the Obligations; any person who is primarily or secondarily liable for the repayment of the Obligations, or any portion thereof; and any person who has granted security for the repayment of any of the Obligations.

“Permitted Liens” means:

(a)	the interests of lessors under operating leases and licensors under license agreements;

(b)	purchase money Liens or the interests of lessors under capital leases or operating leases to the extent that such Liens or interests secure purchase money Indebtedness and so long as: (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof; and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired;

(c)	Liens arising by operation of Law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money;

(d)	Liens on amounts deposited to secure Debtor’s obligations in connection with worker’s compensation or other unemployment insurance;

(e)	Liens on amounts deposited to secure Debtor’s obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money;

(f)	licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business;

(g)	Liens granted in the ordinary course of business;

(h)	other Liens which do not secure indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $10,000; and

(i)	any other Obligations from Debtor to Secured Party, together with all Liens granted to Debtor in connection with such.

SCHEDULE 1

TO SECURITY AGREEMENT

Debtor’s name as it appears in official filings in the state of organization	Green Light District Holdings, Inc.
The type of entity of Debtor	Domestic Corporation
Organizational identification number issued by Debtor’s state of organization or a statement that no such number has been issued,	___________________________
Debtor’s state of organization	Delaware
The location of Debtor’s chief executive office, principal place of business, and the locations of its books and records concerning the Collateral	Green Light District Holdings, Inc. 3411 East Anaheim Street Long Beach, CA 90804